Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Heliogen, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Title of Each Class of Securities to be Registered	Fee Calculation Rule	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)
Equity	Heliogen, Inc. 2021 Equity Incentive Plan Common Stock, $0.0001 par value per share	Rule 457(c) and (h)	7,716,978	(3)	$0.61	$4,707,357	0.00011020	$519
Equity	Heliogen, Inc. 2021 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	Rule 457(c) and (h)	1,929,245	(4)	$0.61	$1,176,840	0.00011020	$130
	TOTAL:		9,646,223			$5,884,197		$649

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.0001 par value per share (“Common Stock”), of Heliogen, Inc. (the “Registrant”) that become issuable under the Heliogen, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and under the Heliogen, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on a per share price of $0.61, the average of the high and low price of the Common Stock on February 7, 2023, as reported on The New York Stock Exchange, which date is within five business days prior to the filing of this Registration Statement.

(3)	Represents shares of Common Stock that were added to the shares authorized for issuance under the 2021 Plan on January 1, 2023, pursuant to an “evergreen” provision contained in the 2021 Plan.

(4)	Represents shares of Common Stock that were added to the shares authorized for issuance under the 2021 ESPP on January 1, 2023, pursuant to an “evergreen” provision contained in the 2021 ESPP.

(5)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.00011020.